Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES NEW SENIOR SECURED NOTES OFFERING

RED BANK, NJ, September 18, 2012 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), plans to issue an aggregate principal amount of up to $550,000,000 of senior secured first lien notes due 2020 (the “First Lien Notes”) and $247,000,000 of senior secured second lien notes due 2020 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) in a private placement (the “Notes Offering”). The Notes will be guaranteed by the Company and substantially all of its subsidiaries. Concurrently with this offering, K. Hovnanian plans to issue exchangeable note units (the “Units”) in an underwritten public offering (the “Units Offering”).

The First Lien Notes and the guarantees thereof by the Company and certain of its subsidiaries will be secured on a first-priority basis by substantially all the assets owned by K. Hovnanian and the guarantors and the Second Lien Notes and the guarantees thereof by the Company and certain of its subsidiaries will be secured on a second-priority basis by substantially all the assets owned by K. Hovnanian and the guarantors, in each case, subject to permitted liens and certain exceptions.

K. Hovnanian intends to use the net proceeds from the Notes Offering and the Units Offering to fund a tender offer and consent solicitation for any and all of its outstanding 10 5/8% Senior Secured Notes Due 2016.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

In addition, this press release also does not constitute an offer to sell or the solicitation of an offer to buy the Units.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and man-made or natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims made by mortgage investors, (18) successful identification and integration of acquisitions, (19) changes in tax laws affecting the after-tax costs of owning a home, (20) significant influence of the Company’s controlling stockholders, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.